SHAREHOLDER AGREEMENT

     THIS AGREEMENT made and entered into this 25th day of July, 1996, by and between JOSEPH D. TRUSCELLI ("Truscelli") and NATIONAL WIRELESS HOLDINGS INC. ("National") a Delaware corporation (Truscelli and National are hereinafter sometimes referred to individually as a "Shareholder" or collectively as "Shareholders") and ELECTRONIC DATA SUBMISSION SYSTEMS, INC., a Colorado corporation, (hereinafter referred to as the "Company").

                                    RECITALS

     Truscelli has granted to National an option, expiring November 20, 1996, (the "Option") to purchase an aggregate of 2,908 shares of common stock in the Company. Truscelli and National have agreed that National may exercise a portion of the Option and purchase 1,000 shares of the Company's common stock from Truscelli. The Shareholders are the beneficial owners and holders of record of all of the issued and outstanding common voting stock of the Company. The individual ownership of each Shareholder is as follows:

                                                             Number of Shares
           Name                                           of Common Stock Issued
           ----                                           ----------------------

     JOSEPH D. TRUSCELLI                                           7,724

     NATIONAL WIRELESS HOLDINGS, INC.                              1,000
                                                                   -----

         Total                                                     8,724
                                                                   =====

     The Shareholders and the Company desire to provide for the retention of a high degree of ownership of the Company by the Shareholders. The Shareholders in consideration hereof desire to place certain restrictions on the right of a Shareholder to sell or otherwise dispose of its shares and to allow their sale by a Shareholder and purchase by the Company or other Shareholders upon the occurrence of certain conditions.

     NOW, THEREFORE, in consideration of these recitals and the mutual covenants and conditions contained in this Agreement, the parties hereto mutually agree as follows:

     1. Stock Legend. The following legend shall be endorsed upon each certificate representing the shares prior to its delivery to the Shareholder:

          The shares of stock represented by the within certificate are not registered securities within the provisions of the Federal Securities Act of 1933 or the Colorado Securities Law and the transferability or resale of such shares is restricted thereby.

          The shares of capital stock which are evidenced by this certificate may not be sold, transferred or otherwise disposed of by the registered owner thereof except in accordance with and subject to the terms and conditions of a Shareholder Agreement dated July 25, 1996, by and among Electronic Data Submission Systems, Inc., a Colorado corporation (the "Company"), and the shareholders thereof, a copy of which Agreement is on deposit with the Secretary of the Company.

     2. General Restriction on Transfer. Without the prior approval of the Company's Board of Directors, each Shareholder shall not sell, transfer or otherwise dispose of all or any part of his or her shares in the Company except in accordance with the provisions of this Agreement. Notwithstanding anything in this Agreement to the contrary, a Shareholder may transfer some or all of his or its shares in the Company to an "affiliate" (as hereinafter defined) without the prior consent of the Company so long as the transferee agrees in writing to be bound by the terms of this Agreement. For purposes of this Agreement, "affiliate" shall mean as to an individual, any spouse, parent, sibling, or child of such individual or any corporation, trust, partnership or limited liability company controlled by such individual. or as to any corporation, any corporation controlling such corporation, any corporation controlled by such corporation, or any shareholder individually or group of shareholders collectively in control of such corporation.

     3. Optional Redemption Upon Death of Truscelli. Upon the death of a Truscelli, Truscelli's estate may offer all, but not less than all, of the shares owned by Truscelli to the Company for redemption. If Truscelli's estate so elects, the Company shall, if it is not prohibited by the Colorado Corporation Act, any successor statute, or any other applicable corporate law from doing so, have the option to redeem all, but not less than all, of the shares owned by Truscelli at the time the Company receives written notice of his death (the "Death Date") at the prices set forth in Section 6 hereof to be determined as of the Death Date. The Company shall have the option to pay for such shares either in a lump sum within 90 days following written notice to the Company of the Death Date or in installments as set forth in Section 7.

     4. Company's Right of First Refusal. If any Shareholder desires to sell, transfer or otherwise dispose of all or any part of the shares which he or it then owns or if a Shareholder is required by law to transfer some or all of his or its shares due to divorce, dissolution, liquidation, corporate reorganization, bankruptcy or for any other reason, he or it shall first deliver written notice thereof to the Company (the "Company Notice"), specifying the number of shares which he or it desires or is required to dispose of, the name, address, telephone number, and social security number of the proposed transferee, the proposed price (if any), terms and all conditions of the proposed sale, transfer or disposition, and the names


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

of the shareholders or beneficiaries of any proposed transferee which is a trust, estate, or corporation (the "Third Party Offer"). Upon the delivery of such written notice (the "Company Notice Date"), the Company shall, to the extent that it is permitted to do so by the Colorado Corporation Act, any successor statute, or any other applicable corporate statute have the option (the "Company Option"), but shall not be required, to buy all or any part of the shares owned by the Shareholder which he or it has specified in the Company Notice are to be transferred at the price and on all of the terms and conditions set forth in the Third-Party Offer. The Company shall give the selling Shareholder written notice of its election to exercise the Company Option within 30 days of the Company Notice Date.

     5. Contingent Option of Remaining Shareholders. If the Company is prohibited by the Colorado Corporation Act, any successor statute, or any other applicable corporate law from buying any of the shares offered for sale to it by the Shareholder pursuant to Sections 3 or 4 or if the Company elects not to buy any of the shares offered for sale to it by the Shareholder pursuant to Section 4 of this Agreement, then the other Shareholder will have the option to buy all, but not less than all, of the shares which the Company is so prohibited from buying or so elects not to buy, at the same price which the Company would have been required to pay for the said shares pursuant to Section 3 or 4 of this Agreement. In the foregoing events, the Company will, not later than 30 days from the Company Notice Date, notify each of the Shareholders in writing thereof, specifying the number of the said shares which it is so prohibited from buying or has so elected not to buy and the price which it would have been required to pay for the said shares pursuant to Section 3 or 4 of this Agreement. The other Shareholder shall have the option to purchase the shares within 30 days following the date on which the Company delivers said written notice to the other Shareholder (the "Shareholder Notice Date").

     To the extent that neither the Company nor the other Shareholder elect to exercise the aforesaid options, the offering Shareholder shall be entitled, for an ensuing period of 30 days from and after the expiration of the option periods provided hereinabove, to sell, transfer, or otherwise dispose of the shares owned by the Shareholder so long as the transferee executes this Agreement and agrees to be bound by all terms hereof; provided, however, that any such sale, transfer, or disposition pursuant to the provisions of paragraph 4 hereof shall be only upon the price, terms, conditions, and to the offeree stated in the Third-Party Offer. If no such sale or other transfer is consummated within said 30-day period, the restrictions and options herein provided shall be restored and shall continue in full force and effect. So long as these restrictions and options remain in effect, the offering Shareholder and any transferee shall not thereafter sell or otherwise transfer any shares in the Company without first giving the Company and the other Shareholder, where required hereby, notice as herein provided and otherwise complying with the foregoing provisions.

     6. Valuation of Shares. The price to be paid for any shares of stock of the Company to be redeemed, sold and/or purchased pursuant to Section 3 this Agreement shall be determined as follows:


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

          (a) During the balance of the calendar year 1996, the price shall be $_______ per share.

          (b) On or before January 1, 1997, and/or or before January 1 of each subsequent year, Shareholders owning not less than eighty percent (80%) the Company's stock and the Company shall stipulate the agreed value of the shares of stock to be effective during such calendar year. Such stipulation shall be made, from time to time, by filing the following statement, signed by Shareholders owning not less than eighty percent (80%) of the outstanding shares of the Company's stock, with the Secretary of the Company.

            "The value of each share of the common capital stock of Electronic Data Submission Systems, Inc., for the year ___________, for the purposes of the Shareholder Agreement between the undersigned dated July 25, 1996, shall be $______________ per share."

Appropriate adjustments in the stipulated value shall be made for any stock dividends, stock splits, recapitalization or issuance by the Company of additional outstanding shares occurring after the fixing of the last stipulated value.

          (c) In the event the parties fail to enter into the stipulation provided in (b) above with respect to any year, the last previous stipulated value shall be used except as hereinafter provided. If no stipulated value is entered into for any year preceding the death of a Shareholder, the valuation of the shares shall be fixed by a board of three (3) arbitrators selected as follows: The surviving Shareholders (by vote weighted in proportion to their stock ownership) and the representative of the estate of the deceased Shareholder shall each select one third-party arbitrator, and the two so selected shall select one third-party arbitrator, and the decision of a majority of the three arbitrators with respect to the value of the shares shall be final and binding upon the parties. The cost of arbitration shall be split equally between the surviving Shareholders and the estate of the deceased Shareholder. In determining the value of the shares of stock, the arbitrators shall disregard: (1) discounts for block sales, minority interest and lack of marketability, and (ii) the excess of any insurance proceeds or claim arising out of insurance owned by the Company on the life of the deceased Shareholder, over and above the cash surrender value thereof at the date of death. The arbitrators shall first value the Company as a whole on a going-concern basis and then determine the value of the shares based upon the ratio of the shares to be valued to the fully-diluted number of shares then outstanding, assuming that all stock options, stock warrants and convertible stock or securities are exercised or converted, as the case may be, immediately before calculation of the number of shares outstanding.

     7. Installment Payments. The Company or the acquiring Shareholder, as the case may be, may elect to pay the purchase price for any shares acquired hereunder in installments as follows.

     The purchase price shall be paid:

          (a) At least twenty percent (20%) of the purchase price shall be paid in cash within ninety (90) days after the relevant notice date; and

          (b) The balance of the purchase price shall be paid by delivery of the Company's or the acquiring Shareholder's, as the case may be, promissory note in an amount equal to said balance of the purchase price (the "Note"). The Note shall bear interest commencing ninety (90) days after the relevant notice date at a rate equal to the lowest rate then allowed to be charged under the Internal Revenue Code without subjecting the recipient to imputed interest, but in no event less than seven percent (7%) per annum. The term of the Note shall be for a period not less than five (5) nor greater than seven (7) years from the date of the Note. Principal and interest shall be amortized over the term of the Note and payable in equal installments not less frequently than quarterly. The Note shall contain customary provisions relating to default including but not limited to reasonable attorneys' fees and acceleration. The maker of the Note shall have the right to prepay all or part of the principal at any time without penalty.

     8. Conditions Precedent to Obligations. The Company's and the Shareholders' rights and obligations under this Agreement are subject to the following additional provisions:

          (a) If any party to this Agreement elects to pay in installments for the shares being purchased by it pursuant hereto, he, she or it shall have the right at any time to prepay without penalty all or any portion of the unpaid principal balance of installments plus interest accrued to the date of such payment.

          (b) Properly endorsed certificates for the shares being sold by the Shareholder or his estate, as the case may be, to the Company or the other Shareholders pursuant to this Agreement, shall be delivered to the party buying them by the seller not later than the date of the lump sum payment of the purchase price therefor. If the party buying the shares elects to pay for them in installments, the shares shall be placed in escrow with a mutually agreed upon bank or person (the "Escrow Agent") prior to the date of payment of the first installment of the purchase price therefor. The Escrow Agent shall hold the shares as collateral for the installment payment obligations of the party buying the shares and shall release the shares to the buying party upon payment in full or to the selling party in the event of a default which is not cured within thirty (30) days following notice of default. Upon placement of the shares in escrow, the Shareholder or his estate, as the case may be, shall cease to be a Shareholder of the Company with respect to such shares and the shares shall not be voted while in escrow.

          (c) Any written notice required to be delivered pursuant to this Agreement shall be sent by prepaid first class certified mail, return receipt requested, and such notice shall be considered to be delivered on the date such notice is deposited in the United States


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

mail. Any such notice, if sent to the Company, shall be addressed to the Company at its principal place of business, and if sent to any of the Shareholders it shall be mailed to him at his address as shown on the Company's stock records, unless in either case a different address has been designated.

     9.   Voting Agreement.

          9.1 Irrevocable Proxy. Upon complete exercise of both the Option and Warrant by National, Truscelli shall deliver to National an Irrevocable Proxy (the "Proxy") in the form attached hereto as Exhibit A authorizing National to vote one (1) share of Truscelli's stock in the Company. The Proxy shall terminate upon the first to occur of the following events:

               a) The effective date of a registration statement allowing a public offering of the Company's stock;

               b) A transfer by National of some or all of its stock in the Company to anyone other than an affiliate of National;

               c) The date on which either Terrence Cassidy or Timothy Mathews ceases to be a member of the Company's board of directors and fails to be replaced with a successor reasonably acceptable to Truscelli.

Upon termination of the Proxy for any of the reasons set forth above, National shall return the Proxy to Truscelli and the Proxy shall be cancelled.

     9.2  Election of Directors.

               a) Prior to delivery of the Proxy, National shall be entitled to nominate one (1) director, and the Company's board of director's shall have three (3) members.

               b) While the Proxy is effective:

               1) If the Company's board of directors has three (3) members, National shall nominate two (2) members and Truscelli shall nominate one (1) member.

               2) If the Company's board of directors has five (5) members, National shall nominate three (3) members and Truscelli shall nominate two (2) members.

               3) National and Truscelli shall each vote a sufficient number of shares in favor of the other party's nominee(s) to assure that such nominee(s) will be elected to the Company's board of directors.

               c) Upon the earlier termination of this Agreement or the Proxy, the provisions of this Section 9.2 shall terminate.

          9.3 Supermajority Vote Requirements. Until November 20, 1996, each of the following actions hall require a ninety percent (90%) majority vote of the issued and outstanding voting common shares of the Company:

               a) amendment of the Certificate of Incorporation and/or By-laws of the Company,

               b) merger or consolidation of the Company with any other corporation regardless of whether the Company will be the surviving entity,

               c) liquidation and/or dissolution of the Company,

               d) sale of all or substantially all of the Company's assets, and

               e) issuance of any equity securities in the Company, issuance of any securities convertible into equity securities in the Company, or issuance of any warrants, options or other rights to acquire any of such securities.

     10.  Co-Sale Rights

          10.1 Co-Sale Rights. Except for any Permitted Transfer, no Shareholder shall sell for value any shares representing more than 10% of the then outstanding shares of the Company without permitting the other Shareholders to participate as a seller in such transaction (the "Co-Sale Rights") such that the other Shareholders shall be entitled to sell on the same terms as the selling Shareholder, in connection with such transaction, the number of shares equal to
(i) the total number of shares of Company Stock which the purchaser is willing to acquire in such transaction, multiplied by (ii) a fraction, the numerator of which is the number of shares owned by the other Shareholders and the denominator of which is the total number of the Company's outstanding shares at the time of such transaction.

          10.2 Procedure. Before accomplishing or entering into a binding contract for any sale for value of any shares that would be covered by the Co-Sale Rights, each Shareholder agrees to give the other Shareholders prompt written notice (the "Co-Sale Notice") of any such proposed sale (the "Sale Proposal"), stating the terms and conditions of the Sale Proposal, including without limitation the name and address of the buyer, the number of shares which will be sold in the transaction, the form and amount of consideration and the payment terms. The other Shareholders shall notify the selling Shareholder in writing within twenty (20) business days after receipt of the Co-Sale Notice (the "Co-Sale Election Period") as to whether or not the other Shareholder wishes to exercise his Co-Sale Rights and participate in the Sale Proposal. Failure by the other Shareholders to respond in writing within the Co-Sale Election Period shall be deemed to be a waiver by the other Shareholder of his Co-Sale Rights with respect to only such Sale Proposal. Upon a waiver by the other Shareholder of his Co-Sale Rights for any Sale Proposal, the selling Shareholder may sell his or her Shares in accordance with the Sale Proposal provided that (a) such sale is consummated within 60 days after the expiration of the Co-Sale Election Period, (b) the transaction involves more than 10% of the Company's outstanding shares and (c) the terms of the actual transaction are in all material respects as set forth in the Co-Sale Notice. For purposes of this Section, transactions involving (a) a single buyer or coordinated group of buyers and multiple Shareholders as sellers and/or (b) multiple sales by a single Shareholder within a twelve-month period, shall be grouped together for purposes of determining whether the number of shares exceeds 10% of the Company's outstanding shares.

     11. Take Along Rights. The provisions of this Section 11 are not intended to limit or restrict the rights of the Shareholders in their capacity as holders of the capital stock of the Company, except that the Shareholders shall not be entitled to exercise dissenters' rights under the Colorado Corporation Act or any succeeding provisions providing for dissenters' rights with respect to an Acquisition Transaction effected pursuant to the Take Along Rights under this
Section 11.

          11.1 Right to Initiate Sale. Shareholders owning not less than two-thirds (2/3) of the Company's shares (the "Initiating Shareholders") shall have the right to sell the Company to an unaffiliated third party under this
Section 11 (the "Take-Along Rights"), whether such sale (a "Sale Transaction") is in the form of (a) a sale of all or substantially all of the assets of the Company, (b) a sale of all of the outstanding stock of the Company, (c) a merger, consolidation or reorganization, or (d) any other transaction which effectively transfers all or substantially all of the operating assets and business of the Company. If (a) one or more Shareholders exercise their Take-Along Rights, and (b) a Sale Transaction is consummated, then each Shareholder shall be entitled to a pro rata share of the Aggregate Acquisition Consideration based on the number of Shares owned by such Shareholder.

          11.2 Notice of Initiation of Action to Sell. The Initiating Shareholders agree that, no more than thirty (30) days after the initiation by the Initiating Shareholders in his, her or their individual capacity of any action to sell the Company in a Sale Transaction pursuant to this Section 11 (which actions shall include, but not be limited to, solicitations by such Shareholder of offers to acquire the Company or the engagement of an investment banking firm by the Company for any purpose relating to the sale of the Company), such Initiating Shareholders shall notify the other Shareholders and the Company in writing of the proposed initiation of such action.

          11.3 Notice of Acquisition Offer. If an Acquisition Offer shall be made as a result of the efforts by the Initiating Shareholders which Initiating Shareholders desire to have the Company accept, the Initiating Shareholders shall give the Acquisition Notice to the Other Shareholders stating that the Initiating Shareholders propose that the Acquisition Offer be accepted, which notice shall set forth the name and address of the Acquisition Offeror and the Aggregate Sale Consideration and shall be accompanied by a signed copy of the Acquisition Offer and any other documents provided by the Acquisition Offer or to the Initiating Shareholders in connection therewith. The Initiating Shareholders shall not receive any consideration in connection with the consummation pursuant to this Agreement of a Sale Transaction other than his or her pro rata share of the Aggregate Sale Consideration based on the number of Shares owned by the Initiating Shareholders.

          11.4 Acquisition Offer. The Acquisition Offer shall:

               (a) be in writing, signed by the Acquisition Offeror and addressed to the Company; and

               (b) propose to pay the entire Aggregate Sale Consideration allocated among the holders of the shares of the Common Stock in a manner such that the fair market value of the consideration paid for each share of Common Stock outstanding immediately prior to such closing (the "Per Share Acquisition Consideration") shall be the same for all shareholders of the Company.

          11.5 Consummation of Sale Transaction. The Shareholders and any transferee of Shares shall use their best efforts to consummate the Sale Transaction all as the Initiating Shareholder may reasonably request.

     12. Additional Rights and Agreements.

          12.1 Pre-emptive Rights. Each Shareholder shall have a right of first refusal to purchase a pro rata portion (as provided below) of any shares of capital stock of the Company or any other instrument which is exercisable or convertible into shares of the Company's capital stock which the Company proposes to sell (a "Proposed Sale"). The notice shall set forth the material terms and conditions of the Proposed Sale and shall constitute an offer to sell such securities to the respective Shareholders on such terms and conditions. Each Shareholder may accept such offer by delivering a written notice of acceptance to the Company within ten (10) days after receipt of the Company's notice of the Proposed Sale. The pro rata portion of securities to be sold in the Proposed Sale that the respective Shareholders may acquire by exercise of his or her rights hereunder is the ratio that the number of shares of Common Stock owned by such Shareholder bears to the total number of shares of the Common Stock issued and outstanding before the Proposed Sale. If any Shareholder elects to exercise such right of first refusal and does not complete the purchase of such securities within fifteen (15) days after delivery of its written notice of acceptance to the Company, or such later date as may be specified by the Company, the Company may complete the Proposed Sale on the terms and conditions specified in the Company's notice to the Shareholders. The rights granted to the Shareholders pursuant to this Section 12 do not apply to
(a) any Public Offering, and (b) any Proposed Sale (including the grant of stock


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

options) of shares of Common Stock to employees (excluding Truscelli) of the Company approved by the Company's Board of Directors, provided that the aggregate number of shares to be issued to employees, inclusive of all shares previously issued to employees, does not exceed 10% of the Company's then outstanding shares.

          12.2 Piggyback Registration Rights. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its equity security holders (other than a registration statement on Form S-8 or other limited purpose form), the Company will give written notice of its determination to the Shareholders. Upon the written request of any Shareholder given within 15 days after receipt of any such notice from the Company, the Company will except as herein provided, cause all or a part of the Shares of such Shareholder(s) to be included in such registration statement, all to the extent requisite to permit the sale or disposition to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this Section 12.2 shall be underwritten in whole or in part, the Company may require that the Shares requested for inclusion pursuant to this Section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters, including any "lock-up." If in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Shares originally covered by a request for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares of stock offered by the Company, the number of Shares to be included in the underwritten public offering may be reduced pro rata among the holders thereof requesting inclusion in such registration. With respect to each inclusion of Shares in a registration statement pursuant to this Section 12.2, the Company shall bear the following fees, costs and expenses: all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company and all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Fees and disbursements of counsel and accountants for any of the Shareholders selling Shares, underwriting discounts and commissions and transfer taxes for such Shares and any other expenses incurred by such Shareholders not expressly included above shall be borne by the respective shareholders.

          12.3 Indemnification.

               (a) The Company will indemnify and hold harmless each Shareholder whose Shares are included in a registration statement pursuant to the provisions of Section 12.2 and any underwriter (as defined in the Securities Act) for such Shareholder and each person, if any, who controls such underwriter within the meaning of the Securities Act, from and against any and all loss, damage, liability, cost and expense to which such Shareholder or any such underwriter or controlling person may become subject under the

Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Shareholder, such underwriter or such controlling person specifically for use in the preparation thereof.

               (b) Each Shareholder whose Shares are included in a registration statement to Section 12.2 will indemnify and hold harmless the Company, any controlling person and any underwriter from and against any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such Shareholder specifically for use in the preparation thereof.

               (c) Within 15 days after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph
(a) or (b), notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it, she or he notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the


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

indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall be liable for any settlement entered into without its prior written consent.

     13. Restriction on Encumbrances. Each Shareholder agrees not to pledge or hypothecate any shares owned by him, except as collateral to a note (i) in favor of the Company or (ii) in favor of a lending institution, if the proceeds of such loan are used in their entirety to purchase additional shares of common stock of the Company, providing that the borrowing Shareholder delivers to the Company a written undertaking of the lender, in form acceptable to the Company, that such lender will only dispose of said shares in accordance with the provisions of this Agreement.

     14. Application to Newly Authorized Shares. If the Company amends its articles of incorporation to authorize it to issue shares of any other class of capital stock, this Agreement shall be deemed to apply to any shares of such other class of capital stock as though they were and to the same extent it applies to shares of its class of common stock.

     15. Amendment. This Agreement may be amended, restated or revoked only by the written agreement of all of the parties to this Agreement.

     16. Binding Effect. This Agreement shall he binding upon and (unless inconsistent with its provisions) shall inure to the benefit of the executor, administrator or personal representative and the heirs and assigns of each of the Shareholders.

     17. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the state in which the Company is incorporated applicable to contracts made in and to be performed in that State.

     18. Counterpart. This Agreement may be executed in any number of counterparts, each of which so executed together constitute but one shall be deemed to be an original, but all such counterparts shall and the same Agreement.

     19. Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof and the agreement shall be construed in all other respects as if such invalid or unenforceable provision were omitted.


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

     20. Prior Agreements. This Agreement cancels, terminates and supersedes all prior agreements of the parties or any of them respecting any and all subject matter contained herein.

     21. Voting Rights of Jointly-held Shares. If two or more persons hold shares in the Company in joint ownership, the joint owners shall designate one person to vote the shares and the other joint owner(s) shall have no voting rights for so long as such designation is in effect.

     22. Termination. This Agreement shall terminate in its entirety upon the earliest of (i) the effective date of a registration statement of the Company under the Securities Act of 1933 covering the Company's initial public offering of Common Stock resulting in gross proceeds of at least $10,000,000, or (ii) the sale of all or substantially all of the assets or business of the Company, by sale of assets, merger, consolidation or otherwise.

     IN WITNESS WHEREOF, the Shareholders have hereunto set their hands and seals and the Company has caused these presents to be executed and signed by its duly authorized officers and its corporate seal to be affixed hereto this day and year first above written.

                                         ELECTRONIC DATA SUBMISSION
                                         SYSTEMS, INC.
                                         A Colorado Corporation


                                         By: /s/ Joseph D. Truscelli
                                             ----------------------------------
                                             Joseph D. Truscelli, President


ATTEST: /s/ Joseph D. Truscelli
        ------------------------------
        Joseph D. Truscelli, Secretary

                                         SHAREHOLDERS:


                                         /s/ Joseph D. Truscelli
                                         ----------------------------------
                                         JOSEPH D. TRUSCELLI



                                         NATIONAL WIRELESS HOLDINGS, INC.
                                         A Delaware Corporation

                                         By: /s/ [ILLEGIBLE]
                                             ------------------------------


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